Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Taseko Mines Limited

We consent to the use of the following reports incorporated by reference in the Registration Statement on Form F-10 of Taseko Mines Limited (the “Company”):

  Report of Independent Registered Public Accounting Firm to the Board of Directors dated March 31, 2010 on the consolidated balance sheets of the Company as at December 31, 2009 and 2008 and the consolidated statements of operations and comprehensive income (loss), shareholders’ equity and cash flows for the year ended December 31, 2009, the fifteen months ended December 31, 2008 and the year ended September 30, 2007;

  Report of Independent Registered Public Accounting Firm to the Board of Directors dated March 31, 2010 on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2009; and

  Auditors’ Report to the Board of Directors dated September 17, 2010 on the related supplemental note entitled “Reconciliation with United States Generally Accepted Accounting Principles”.

/s/ KPMG LLP

Chartered Accountants

Vancouver, Canada
September 17, 2010